Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

UNDER SECTION 906 OF THE

SARBANES OXLEY ACT OF 2002, 18 U.S.C § 1350

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and in connection with the accompanying Quarterly Report on Form 10-Q of Talos Energy Inc. (the “Company”) for the quarterly period ended June 30, 2018 that is being filed concurrently with the Securities and Exchange Commission on the date hereof (the “Report”), Timothy S. Duncan, Chief Executive Officer of the Company, and Michael L. Harding II, Chief Financial Officer of the Company, each certify, to the best of his knowledge, that:

i.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

ii.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 9, 2018	/s/ TIMOTHY S. DUNCAN
Timothy S. Duncan
Chief Executive Officer and President

/s/ MICHAEL L. HARDING II
Michael L. Harding II
Executive Vice President and Chief Financial Officer